                                                              EXHIBIT (a)(1)(vi)


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

-------------------------------------------------------------
                                      GIVE THE NAME AND
                                      SOCIAL SECURITY
For this type of account:             NUMBER
                                      OF -
-------------------------------------------------------------
1.    Individual                      The individual

2.    Two or more individuals         The actual owner of the
      (joint account)                 account or, if combined
                                      funds, the first
                                      individual on the
                                      account(1)

3.    Custodian account of a          The minor(2)
      minor (Uniform Gift to
      Minors Act)

4.    a. The usual revocable          The grantor-trustee(1)
      savings trust (grantor is
      also trustee)

      b. So-called trust account      The actual owner(1)
      that is not a legal or
      valid trust under State law

5.    Sole proprietorship or          The Owner(3)
      single-owner LLC

-------------------------------------------------------------
                                      GIVE THE NAME AND
                                      EMPLOYEE
For this type of account:             IDENTIFICATION
                                      NUMBER OF-
-------------------------------------------------------------
6.    Sole proprietorship or          The Owner(3)
      single-owner LLC

7.    A valid trust, estate or        The legal entity(4)
      pension trust

8.    Corporation or LLC electing     The corporation
      corporate status on Form 8832

9.    Association, club,              The organization
      religious, itable,
      educational, or other
      tax-exempt organization

10.   Partnership or multi-           The partnership
      member LLC

11.   A broker or registered          The broker or nominee
      nominee

12.   Account with the                The public entity
      Department Agriculture in
      the name of a public entity
      (such as State or local
      government, school district,
      or prison) that receives
      agricultural program payments

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(1)   List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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Obtaining Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding,

Backup withholding is not required on any payments made to the following payees:

o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

o     The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

o     An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

o     A corporation.

o     A foreign central bank of issue.

o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

o A futures commission merchant registered with the Commodity Futures Trading Commission.

o     A real estate investment trust.

o An entity registered at all times during the tax year under the Investment Company Act of 1940.

o     A common trust fund operated by a bank under section 584(a).

o     A financial institution.

o     A middleman known in the investment community as a nominee or custodian.

o     A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o     Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

o     Payments made by certain foreign organizations.

o Payments of patronage dividends where the amount received is not paid in money.

o     Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

o Payments of tax-exempt interest (including exempt- interest dividend under section 852).

o     Payments described in section 6049(b)(5) to nonresident aliens.

o     Payments on tax-free covenant bonds under section 1451.

o     Payments made by certain foreign organizations.

o     Mortgage or student loan interest paid to you.


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Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice. Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to verify the accuracy of your tax return. Payors must be given the numbers whether or not recipients are required to file a tax return. Payors must generally withhold 28% (subject to minor reductions in the future) of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.-- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you re subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.-- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE